Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned does hereby appoint GERALYN RITTER and JENNIFER ZACHARY, and each of them severally, as his/her true and lawful attorney to execute on behalf of the undersigned (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) a Registration Statement in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Merck & Co., Inc. which may be issued under the Merck & Co., Inc. 2019 Incentive Stock Plan (the “Plan”) covered by this Registration Statement, including amendments thereto and all exhibits and other documents in connection therewith.

IN WITNESS WHEREOF, this instrument has been duly executed as of the 12th day of August 2019.

MERCK & CO., INC.

/s/ Kenneth C. Frazier	Chairman, President and Chief Executive Officer
Kenneth C. Frazier	(Principal Executive Officer; Director)

/s/ Robert M. Davis	Executive Vice President, Global Services, and Chief Financial Officer (Principal Financial Officer)
Robert M. Davis

/s/ Rita A. Karachun	Senior Vice President Finance—Global Controller
Rita A. Karachun	(Principal Accounting Officer)

DIRECTORS

/s/ Leslie A. Brun	/s/ Paul B. Rothman
Leslie A. Brun	Paul B. Rothman

/s/ Thomas R. Cech	/s/ Patricia F. Russo
Thomas R. Cech	Patricia F. Russo

/s/ Mary Ellen Coe	/s/ Inge G. Thulin
Mary Ellen Coe	Inge G. Thulin

/s/ Pamela J. Craig	/s/ Wendell P. Weeks
Pamela J. Craig	Wendell P. Weeks

/s/ Thomas H. Glocer	/s/ Peter C. Wendell
Thomas H. Glocer	Peter C. Wendell

/s/ Rochelle B. Lazarus
Rochelle B. Lazarus